Exhibit 99.2
VOYAGER LEARNING COMPANY
RECONCILIATION OF NET LOSS TO ADJUSTED LOSS BEFORE INTEREST, OTHER INCOME (EXPENSE),
INCOME TAXES AND DEPRECIATION AND AMORTIZATION (EBITDA)
(in thousands)

	Three Months Ended
	June 30, 2009	June 30, 2008

Net loss	$(22,303)	$(1,601)
Income tax benefit	(126)	—
Other expense (income), net	84	4
Interest expense (income) , net	50	(36)

Loss before interest, other income (expense), and income taxes	(22,295)	(1,633)

Depreciation and amortization	4,757	5,390

Loss before interest, other income (expense), income taxes and depreciation and amortization (EBITDA)	(17,538)	3,757

Goodwill impairment	21,984	—
Merger related costs	2,709	—
Non-recurring corporate overhead costs primarily related to delinquent SEC filings and transition of the corporate office	375	5,237

Adjusted EBITDA	$7,530	$8,994

	Six Months Ended
	June 30, 2009	June 30, 2008

Net loss	$(27,722)	$(26,233)
Income tax benefit	(447)	—
Other expense (income), net	(1,184)	(789)
Interest expense (income) , net	415	(422)

Loss before interest, other income (expense), and income taxes	(28,938)	(27,444)

Depreciation and amortization	9,683	10,825

Loss before interest, other income (expense), income taxes and depreciation and amortization (EBITDA)	(19,255)	(16,619)

Goodwill impairment	21,984	—
Lease termination costs	—	11,673
Merger related costs	5,103	—
Non-recurring corporate overhead costs primarily related to delinquent SEC filings and transition of the corporate office	1,040	9,987

Adjusted EBITDA	$8,872	$5,041